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                                                                    Exhibit 99.1

                                    [LOGO]

FOR IMMEDIATE RELEASE


Investor Contacts:  Joseph F. Pesce, CFO, Renaissance Worldwide, Inc., (781)
                    290-3004, jpesce@rens.com
                    Susan M.R. Murgia, Renaissance Worldwide, Inc., (781) 290-3033, smurgia@rens.com

             Renaissance Worldwide Receives $72 Million in Proceeds
              from Enterprise Solutions Consulting Subsidiary Sale

WALTHAM, Mass.-- October 20, 2000 -- Renaissance Worldwide Inc. (NASDAQ:REGI), a business and technology consulting firm, today reported the receipt of $72 million in proceeds from the recently completed sale of its wholly-owned subsidiary, The Hunter Group, Inc., a worldwide information management consulting group and provider of enterprise business solutions, to Cedar Group Plc of the United Kingdom (London Stock Exchange: CED.L), an enterprise business solutions firm.

The Company used a portion of these funds to pay off the outstanding borrowings of approximately $34 million under its revolving credit facility. The Company also announced that it has terminated this facility and is looking to establish a new, smaller credit line.

"We are very pleased to be a debt-free company," said Joseph Pesce, Executive Vice President and Chief Financial Officer. "Additionally, we are proud of the fact that we have repaid over $108 million to our bank group during the past eighteen months. At this time, we expect to resume our Common Stock buy-back program, authorized earlier this year by our Board of Directors, by buying additional stock from time to time in the open market or through private transactions."

The Company is scheduled to release its third quarter financial results on October 26, 2000.

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Renaisance Worldwide Receives $72 Million in Proceeds                     Page 2
from Enterprise Solutions Consulting Subsidiary Sale


About Renaissance
Renaissance Worldwide, Inc. is a global business and technology consulting firm that provides focused solutions for breakthrough performance. Through its core service offerings Renaissance delivers best-in-class services to Fortune 1000 and public sector clients by following its proven Concept-to-Completion delivery model, designed to optimize time to return on investment and minimize risk throughout the project life cycle. Founded in 1986, the company currently has approximately 4,700 professionals in approximately 60 offices, located in principal cities throughout North America, Europe, and Asia-Pacific. Visit Renaissance on the Web: http://www.rens.com.
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About Cedar Group Plc
Cedar Group Plc delivers knowledge based enterprise business systems - globally. With a head office in the UK, Cedar Group is a FTSE 250 company with a growing presence in both the UK and the North American marketplace. Cedar has strong management and is headed by former CEO of Oracle UK Mike Harrison. The customer base extends from the public sector (HM Treasury, Ministry of Defence), to service companies (Levi Strauss, CAIS Internet) through Telecommunications (Orange, BT Cellnet) to Major Financial Services Players (Norwich Union, Prudential plc). For more details please visit: www.cedargroup.co.uk or www.cedargroupus.com.

This press release contains forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including our ability to execute an effective growth strategy, our transformation into an e-solutions provider, and our ability to attract sufficient financing, as well as the factors discussed in our Annual Report of Form 10-K, filed on March 24, 2000, and our other filings with the Securities and Exchange Commission. Renaissance(TM), Renaissance Worldwide(TM) and Concept-to-Completion are trademarks of Renaissance Worldwide, Inc.

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